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                                                                 Exhibit 23.2





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement dated July 9, 1998 pertaining to the National Record Mart, Inc. 1997 Non-Employee Directors Stock Option Plan and 1993 Non-Employee Directors Stock Option Plan of our report dated June 5, 1998, with respect to the consolidated financial statements of National Record Mart, Inc. included in its Annual Report (Form 10-K) for the period ended March 28, 1998, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

                                                          ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
July 8, 1998